UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

August 10, 2017

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2401

(Address of principal executive offices, including zip code)

(888) 762-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 10, 2017, the board of directors (the “Board”) of The PNC Financial Services Group, Inc. (“PNC”) increased the number of directors from 13 to 14 and appointed Debra A. Cafaro, the Chairman of the Board and Chief Executive Officer of Ventas, Inc., to serve on the Board and the Audit Committee of the Board effective immediately. Ms. Cafaro was also appointed as a director of PNC Bank, National Association. The Board determined that Ms. Cafaro is independent under the director independence standards established by the New York Stock Exchange. Ms. Cafaro will receive compensation in accordance with PNC’s non-employee director compensation program described in PNC’s 2016 Proxy Statement filed with the U.S. Securities and Exchange Commission on March 15, 2017.

Ventas, Inc. has a variety of ordinary course credit relationships with PNC Bank, National Association. These lending relationships were entered into in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with other customers and did not involve more than the normal risk of collectability or present other unfavorable features.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

Date: August 10, 2017	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller